Exhibit 10.1

English Summary of 2009 Share Incentive Plan of

RYB Education, Inc. (formerly known as Top Margin Limited)

1.              Definition. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

a.              “Company” means RYB Education, Inc. (formerly known as Top Margin Limited), a company incorporated under the laws of the Cayman Islands.

b.              “Director” means a member of the board of directors of the Company or any subsidiary of the Company and the board of directors of the Company, the “Board”.

c.               “Employee” means any person, including an officer or a Director, who is in the employment of the Company or any subsidiary of the Company, subject to the control and direction of the Company or any subsidiary of the Company as to both the work to be performed and the manner and method of performance.

d.              “Option” means a right granted to a Participant of the Plan to purchase a specified number of Shares at a specified price during specified time periods.

e.               “Participant” means a person who, as a Director or Employee, has been granted an Award pursuant to the Plan.

f.                “Plan” means this 2009 Share Incentive Plan of the Company.

g.               “Share” means ordinary share of the Company.

2.              Purpose. The purpose of the Plan is to provide incentives to the management team and outstanding principals of kindergartens and play-and-learn centers that are operated by the Company.

3.              Number of Shares. The maximum aggregate number of Shares which may be issued pursuant to all Awards is 2,573,756.

4.              Eligibility. Persons eligible to participate in this Plan include the Company’s management team members, Directors, principals of directly-operated kindergartens and play-and-learn centers, expert consultants and any other persons determined by the Company’s chief executive officers.

5.              Participation.  Subject to the provisions of the Plan, the Board of the Company will consider the following criteria in selecting Plan Participants and shall determine the terms of each Option.

a.              senior management team members should have worked in the Company for more than one year; principals of directly-operated kindergartens and play-and-learn centers, Directors, mid-level management team members and expert should have worked in the Company for more than two years;

b.              Participants should have received good performance review in the previous year;

c.               for managers of a department and principals of kindergartens and play-and-learn centers, such department and teaching facilities should have met the previous year’s business target;

d.              for senior management team members, the Company should have met 90% of the current year’s business target.

6.              Term and termination. The maximum exercisable term of each Option is the ninth anniversary of the award date of the relevant Option.  During the term of any Option, the Company may by its sole discretion forfeit all Options granted to a Participant if the Participant:

a.              has caused any harm to the interests of the Company;

b.              has materially violated any job disciplines;

c.               has been subject to any administrative or criminal penalty for violation of laws, regulations; or

d.              has been determined by the Board as ineligible for any Award retrospectively due to any other reasons.

7.              Termination of Employment.  Prior to the closing of the initial public offering of the Company:

a.              if a Participant’s employment by or service to the Company is terminated within four or three years (depending on the award agreements) following the grant date of an Option, such Options will be automatically forfeited upon such termination, whether or not the Option is then vested and/or exercisable;

b.              if a Participant’s employment by or service to the Company is terminated by the Company upon the occurrence of either of the following events, the Participant’s Options will be automatically forfeited upon such termination, whether or not the Option is then vested and/or exercisable:

i.      the Participant has materially violated any job disciplines;

ii.   the Participant has caused any harm to the interests of the Company.